Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Symon Holdings Corporation

Plano, Texas

We hereby consent to the incorporation by reference in this Form 8-K/A of our report dated March 28, 2013, relating to the consolidated financial statements of Symon Holdings Corporation, which appears in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-188413) filed by SCG Financial Acquisition Corp. on June 28, 2013, which is incorporated by reference in this Form 8-K/A.

/s/ BDO USA, LLP

BDO USA, LLP

Dallas, Texas

July 3, 2013